Exhibit 11. Computation of Earnings Per Share



                                          THREE MONTHS ENDED                              NINE MONTHS ENDED
                                             SEPT 30, 1998                                  SEPT 30, 1998
                            -----------------------------------------------------------------------------------------
                                               Weighted        Per                             Weighted        Per
                                                Average       Share                             Average       Share
                                  Income         Shares      Amount               Income         Shares      Amount
                                  -----------------------------------------------------------------------------------
  BASIC EARNINGS PER SHARE
     Income available to
     common stockholders            $1,345       2,883        $0.47                $4,139         2,883      $1.44
  Effect of Dilutive
  Securities
   Stock options                                      7                                               5
   Phantom stock units                                8                                               8
                                               ---------                                          -------
  Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions        $1,345         2,898       $0.46                $4,139         2,896      $1.43
                                  ==================================================================================


                                          THREE MONTHS ENDED                              NINE MONTHS ENDED
                                             SEPT 30, 1997                                  SEPT 30, 1997
                                   ----------------------------------------------------------------------------------
                                                  Weighted        Per                             Weighted        Per
                                                   Average       Share                             Average       Share
                                     Income         Shares      Amount               Income         Shares      Amount
  BASIC EARNINGS PER SHARE
     Income available to
     common stockholders            $1,241         2,881       $0.43                $3,710         2,887      $1.29
  Effect of Dilutive
  Securities
   Stock options                                       4                                               3
   Phantom stock units                                 8                                               8
                                                   -------                                          -------
  Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions        $1,241         2,893       $0.43                $3,710         2,898      $1.28
                                  ========================================================================================

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